UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 9, 2009

FLORIDA COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

                                                        Florida                                                                 000-1170902                                                                            35-2164765
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
Of incorporation)	Identification No.)

1400 North 15th Street, Immokalee, Florida 34142
(address of principal executive offices)

Registrant’s telephone number: (239) 657-3171

______________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.                      Results of Operations and Financial Conditions.
ITEM 8.01.                      Other Events.

As previously disclosed, Florida Community Banks, Inc. (“Company”) determined that its audited financial statements for the year ended December 31, 2008, cannot be relied upon.  These financial statements were restated in a Form 10-K/A (Amendment No. 2), but the filing has been delayed, as the Company’s Form 10-K/A is presently under review by the United States Securities and Exchange Commission.  Due to the delay in the filing of the Form 10-K/A (Amendment No. 2), the Company is filing its restated audited financial statements for the year ended December 31, 2008, as an exhibit to this Form 8-K.

The Company’s consolidated financial statements have been restated to reflect a deferred tax valuation allowance of approximately $24.3 million, based upon a change in the Company’s forecasted operating results for 2009 and later years, increased levels of regulatory uncertainty, and the resulting significant doubts about the Company’s ability to continue as a going concern.  The reserve will not require any future cash expenditures, as the deferred tax assets are intangible in nature.

ITEM 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished with this Report:

99.           Restated Audited Financial Statements for Year Ending December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            FLORIDA COMMUNITY BANKS, INC.
  (Registrant)
Date: October 9, 2009

       /s/   Guy Harris
              Chief Financial Officer